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EXHIBIT 21

INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES

Subsidiaries—as of December 31, 2012

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
IBM Argentina Sociedad de Responsabilidad Limitada	Argentina	100
IBM Australia Limited	Australia	100
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H.	Austria	100
IBM Bahamas Limited	Bahamas	100
IBM Bangladesh Private Limited	Bangladesh	100
IBM Foreign Sales Corporation	Barbados	100
International Business Machines of Belgium sprl/buba	Belgium	100
WTC Insurance Corporation, Ltd.	Bermuda	100
IBM de Bolivia, S.A.	Bolivia	100
IBM Brasil—Industria, Maquinas e Servicos Limitada	Brazil	100
IBM Bulgaria Ltd.	Bulgaria	100
IBM Burkina Faso SARL	Burkina Faso	100
IBM Canada Limited—IBM Canada Limitee	Canada	100
IBM Tchad SARLU	Chad	100
IBM de Chile S.A.C.	Chile	100
IBM (China) Investment Company Limited	China (P.R.C.)	100
IBM de Colombia & C.I.A. S.C.A.	Colombia	100
IBM Congo SARL	Congo	100
IBM RDC	Congo Republic	100
IBM Business Transformation Center, S.r.l.	Costa Rica	100
IBM Croatia Ltd./IBM Hrvatska d.o.o.	Croatia	100
IBM Ceska Republika spol. s.r.o.	Czech Republic	100
IBM Danmark ApS	Denmark	100
IBM del Ecuador, C.A.	Ecuador	100
IBM Egypt Business Support Services	Egypt	100
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100
Oy International Business Machines AB	Finland	100
Compagnie IBM France, S.A.S.	France	100
International Business Machines Gabon SARL	Gabon	100
IBM Deutschland GmbH	Germany	100
International Business Machines Ghana Limited	Ghana	100
IBM Hellas Information Handling Systems S.A.	Greece	100
IBM China/Hong Kong Limited	Hong Kong	100
IBM Magyarorszagi Kft.	Hungary	100
IBM India Private Limited	India	100
PT IBM Indonesia	Indonesia	100
IBM Ireland Limited	Ireland	100
IBM Ireland Product Distribution Limited	Ireland	100
IBM Israel Limited	Israel	100
IBM Italia S.p.A.	Italy	100
IBM Japan, Ltd.	Japan	100
IBM East Africa Limited	Kenya	100
IBM Korea, Inc.	Korea (South)	100
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100
IBM Lietuva	Lithuania	100
IBM Services Financial Sector Luxembourg Sarl	Luxembourg	100

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
International Business Machines Madagascar SARLU	Madagascar	100
International Information Services Management Limited	Malawi	100
IBM Malaysia Sdn. Bhd.	Malaysia	100
IBM Malta Limited	Malta	100
IBM Mauritius	Mauritius	100
IBM de Mexico, S. de R.L.	Mexico	100
IBM Maroc	Morocco	100
IBM International Group B.V.	Netherlands	100
IBM Nederland B.V.	Netherlands	100
IBM New Zealand Limited	New Zealand	100
IBM Niger SARLU	Niger	100
International Business Machines West Africa Limited	Nigeria	100
International Business Machines AS	Norway	100
IBM del Peru, S.A.	Peru	100
IBM Philippines, Incorporated	Philippines	100
IBM Polska Sp.z.o.o.	Poland	100
Companhia IBM Portuguesa, S.A.	Portugal	100
IBM Qatar SSC	Qatar	100
IBM Romania Srl	Romania	100
IBM East Europe/Asia Ltd.	Russia	100
International Business Machines Senegal	Senegal	100
IBM—International Business Machines d.o.o., Belgrade	Serbia	100
International Information Services Management Limited	Seychelles	100
IBM Limited	Sierra Leone	100
IBM Singapore Pte. Ltd.	Singapore	100
IBM Slovensko spol s.r.o.	Slovak Republic	100
IBM Slovenija d.o.o.	Slovenia	100
IBM South Africa (Pty) Ltd.	South Africa	100
International Business Machines, S.A.	Spain	100
IBM Svenska Aktiebolag	Sweden	100
IBM Schweiz AG—IBM Suisse SA—IBM Suizzera SA—IBM Switzerland Ltd.	Switzerland	100
IBM Taiwan Corporation	Taiwan	100
IBM Tanzania Limited	Tanzania	100
IBM Thailand Company Limited	Thailand	100
IBM Tunisie	Tunisia	100
IBM (International Business Machines) Turk Limited Sirketi	Turkey	100
Technology Products and Services Limited	Uganda	100
IBM Ukraine	Ukraine	100
IBM Middle East FZ—LLC	United Arab Emirates	100
IBM United Kingdom Limited	United Kingdom	100
IBM del Uruguay, S.A.	Uruguay	100
IBM Capital Inc.	USA (Delaware)	100
IBM Credit LLC	USA (Delaware)	100
IBM International Group Capital LLC	USA (Delaware)	100
IBM International Foundation	USA (Delaware)	100
IBM World Trade Corporation	USA (Delaware)	100
IBM de Venezuela, S.A.	Venezuela	100
IBM Vietnam Company	Vietnam	100
International Business Machines Zambia Limited	Zambia	100

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  EXHIBIT 21
INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES